ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of October 3, 2005 by and among Tectonic Network, Inc., a Delaware corporation and its subsidiary Tectonic Solutions, Inc., a Georgia corporation, debtors and debtors-in-possession in the Case (as defined below) (each a "Seller" and collectively the "Seller"), and Boston Equities Corporation, a Nevada corporation, or designee (the "Buyer"), with respect to the following facts:

      A. Seller operates an information management services and software development business with product and service offerings targeted to the construction industry (the "Business").

      B. On October 3, 2005 (the "Petition Date"), each Seller filed a Chapter 11 bankruptcy case in the United States Bankruptcy Court for the Northern District of Georgia (the "Court"), Case No. 0578966-JEM (Tectonic Networks, Inc.) and case No. 5578955-JEM (Tectonic Solutions, Inc.) (the "Bankruptcy Case") and since that date, Seller has remained in possession and control of each estate as a debtor-in-possession.

      C. Seller desires to sell to Buyer and Buyer desires to acquire from Seller substantially all of the tangible and intangible assets used in the operation of the Business, on the terms and conditions set forth herein.

      IN CONSIDERATION OF the premises and mutual covenants contained in this Agreement, and for good and valuable consideration, the parties agree as follows:

1. Purchase and Sale of Assets. On the Closing Date (as defined below), in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller all of Seller's right, title and interest as of the Closing Date in and to the assets used by Seller in connection with the Business, wherever located, tangible or intangible, (collectively, the "Assets"), free and clear of all liens, security interests or other encumbrances of any character whatsoever (the "Encumbrances") other than the Assumed Liabilities (as defined in this Agreement). The Assets include, without limitation the following:

      1.1 Leases and contacts. Seller's right, title and interest in:


            (a) the leases for real property for the facilities located at 400 Perimeter Center Terrace, Suite 900, Atlanta GA 30346, and 2501 Ninth Street, #102 Berkeley, CA 94710 as more particularly described in Exhibit A (the "Real Property Leases");

            (b) the equipment and personal property leases, rental agreements and similar agreements identified on Exhibit B (the "Personal Property Leases"); and

            (c) those other specific contracts or agreements to which Seller is a party that are identified on Exhibit C (the "Seller Contracts").


      Notwithstanding  the  introductory  language of Section 1 to the contrary,
(i) only the Real Property Leases, the Personal Property Leases and the Seller's Contracts (collectively, the "Section 365 Agreements") shall be assumed by Seller and assigned to Buyer pursuant to the provision of Section 365 of the Bankruptcy Code, and (ii) Buyer hereby reserves the right not to assume any of the Section 365 Agreements and to amend Exhibits A, B and C to delete any
Section 365 Agreement, which reservation of rights shall expire the day before the Court hearing on the motion to approve the sale transactions contemplated by this Agreement.

      1.2 Personal Property. All of the fixtures, furniture, equipment and tangible personal property used in connection with the Business, including those items described on Exhibit D (the "Personal Property").

      1.3 Intangible Property. All of Seller's intangible personal property used in connection with the Business, including without limitation, all software, patents, patent applications, trademarks, copyrights, trade secrets, licenses, research, development, know-how inventions, technical information, tradenames, registrations, service marks, applications with respect to any of the foregoing, Seller's name, and other intangible rights and property owned or held by Seller, including going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items specifically listed on Exhibit E, customer and vendor lists, files, documents, books, records, computer programs, advertising and sales materials, prepaid charges, and like items pertaining to the Business, in each case whether owned by Seller or licensed to others, together with all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services of the Business or affecting the Assets (collectively, the "Intangible Property"). Notwithstanding the foregoing, the Intangible
Property shall not include: (i) any materials containing privileged communications or information about employees, the disclosure of which would violate an employee's reasonable expectation of privacy, or (ii) any other materials which are subject to attorney-client or any other privilege or requirement to maintain confidential; provided, however, that the Intangible Property shall not include books and records related to the corporate existence of the Seller .

      1.4 Inventories. All supplies, goods, materials, work in process, raw materials, inventory, and stock in trade owned by Seller that are used in or are held for sale in connection with the Business.

      1.5 Insurance. All liability insurance (including any premium refunds due and owing thereunder now or after the date hereof) and any insurance proceeds, claims and causes of action with respect to or arising in connection with the Assets to the extent insuring Seller with respect to the Assumed Liabilities (as defined below) assumed by Buyer to the extent assignable.

      1.6 Deposits. Seller's right title and interest in all utility deposits, deposits with trade creditors, security deposits and similar deposits with landlords or other contracting parties under the Section 365 Agreements, including without limitation those deposits identified on Exhibit F.

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2. Excluded Assets.  Notwithstanding the foregoing,  Buyer is not purchasing the following (the "Excluded Assets"):

            (a) those items excluded listed on Exhibit G;

            (b) all cash, cash equivalents and short-term investments;

            (c) all accounts receivable;

            (d) the Section 365 Agreements terminated or expired prior to the Closing Date in accordance with their terms or in the ordinary course of the Business;

            (e) all preference or avoidance claims and actions of Seller, including without limitation, any such claims and actions arising under Sections 542, 543, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under comparable state law provisions;

            (f) Seller's rights which accrue or will accrue under this Agreement and all cash and non-cash consideration payable or deliverable to Seller pursuant to the terms and provisions hereof;

            (g) liability insurance (including any premium refunds due and owing thereunder now or after the date hereof) and any insurance proceeds, claims and causes of action with respect to or arising in connection with any assets that are not Assets to the extent insuring Seller with respect to liabilities not assumed by Buyer, including, without limitation, claims under any directors and officers policy;

            (h) all Inventory transferred or used by Seller in the ordinary course of the Business from the date hereof prior to the Closing Date;

            (i) all claims for refund of taxes and other governmental charges of whatever nature; and

            (j) all rights in any pre-petition retainer or professional fee escrow held by or paid to any professional employed by Seller as set forth on Exhibit G.

3. Assumed Liabilities. As of the Closing Date, subject to the terms of this Agreement, Buyer shall assume and pay, perform, discharge and have responsibility for the performance and satisfaction of the following liabilities of Seller (collectively, the "Assumed Liabilities") as the same shall exist on the Closing Date: (a) all executory obligations and liabilities of Seller pursuant to the terms of the Section 365 Agreements arising after the Closing Date; and (b) all costs and liabilities pro rated to Buyer as set forth in
Section 4 below. At the Closing, Seller shall cure any and all monetary defaults and pay all unpaid payments and obligations owed under the Section 365 Agreements as of the date of the Closing (in the amounts as determined or approved by the Court), as a condition of Buyer's assumption of the Section 365 Agreements. Buyer shall be solely obligated to discharge, pay, perform and satisfy all of the duties, liabilities and obligations of Seller pursuant to or under the Section 365 Agreements that first become due after the Closing Date. Except as expressly provided in this Agreement or any document executed in connection herewith, Buyer is not assuming any pre-Closing liabilities or obligations of Seller under the Section 365 Agreements, or otherwise. At the Closing, Seller shall assign its interests in the Section 365 Agreements effective as of the close of business on the Closing Date. Buyer shall accept the assignment and assume and be responsible for all obligations pursuant to the
Section 365 Agreements arising after the Closing Date. At the Closing, Buyer and Seller shall execute an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit H (the "Assignment Agreement"). Buyer is not assuming any liabilities other than the Assumed Liabilities. Without limiting the generality of the foregoing, will not be responsible for any obligations to employees, including without limitation claims for unpaid wages, severance, vacation pay, sick leave, any rights or obligations under any employment agreements, whether or not in writing, and all rights in connection with and assets of any employee benefit plans.

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4. Purchase Price.

      4.1 Calculation of Purchase Price. The total consideration to be paid by the Buyer for the Assets and the assumption of the Assumed Liabilities shall be cash in the amount of $2,000,000 (the "Purchase Price") with a portion thereof paid pursuant to an offset of amounts outstanding under the Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement of even date herewith between Seller and Buyer (the "Loan Agreement").

      4.2 Payments at the Closing. On the Closing Date, Buyer shall pay and deliver the Purchase Price to Seller by wire transfer in the amount of the Purchase Price less all amounts owed to Buyer under the Loan Agreement (including unpaid principal and accrued and unpaid interest). Buyer shall also deliver to Seller the original of the Promissory Note executed pursuant to the Loan Agreement marked "Paid In Full". The portion of the Purchase Price due at Closing shall have been deposited into escrow or into the Client Trust Account of Duane Morris LLP, attorneys for Buyer, prior to the hearing in the Bankruptcy Case at which the Court will consider the motion for entry of an order approving the sale of the Assets to Buyer and the transactions contemplated by this Agreement (the "Sale Order"), and Buyer shall provide Seller with evidence (reasonably acceptable to Seller) of such deposit prior to said hearing.

      4.3 Allocation of Purchase Price Consideration. The Purchase Price shall be allocated among the Assets as set forth on Exhibit I. Following the Closing, Buyer and Seller (in connection with their respective U.S. Federal, State and local income tax returns and other filings) shall not take any position inconsistent with such allocation.

      4.4 Taxes. Seller shall pay any and all sales, use, transfer or other tax or similar charge due with respect to the transactions contemplated hereby. Seller shall have the responsibility to collect the tax and file any required tax reports or returns. Buyer represents to Seller that Buyer's purchase of any Assets which are inventory, materials or work in process are purchased for resale, and Buyer will sell such items pursuant to a reseller's license as necessary in order to assure that the sale of any such items to Buyer is exempt from sales tax.

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5. Closing Transactions.

      5.1 Closing. The closing of the transactions provided for herein (the "Closing") shall take place at the offices of Duane Morris LLP, 1180 West Peachtree Street, Suite 700, Atlanta, Georgia 30309.

      5.2 Closing Date. Closing shall occur at such time as all conditions to closing set forth in this Agreement have been met, but in no event later than: two (2) business days after entry of the Sale Order and expiration of the stay on the effectiveness of such Sale Order, whichever is later (the "Closing Date"). The parties may mutually agree in writing on an earlier or later date. Provided however that in no event shall Closing occur after December 31, 2005.

      5.3 Seller's Deliveries to Buyer at Closing. Seller shall make the following deliveries at Closing:

            (a) The Assignment Agreement, duly executed by Seller, pursuant to which Seller assigns the Section 365 Agreements to Buyer, and Buyer agrees to perform and discharge the Assumed Liabilities and in respect thereof;

            (b) A Bill of Sale in substantially the form attached hereto as Exhibit J;

            (c) Assignments, on the appropriate official forms, of any of Seller's registered trademarks, copyrights or other intellectual property transferred under this Agreement;

            (d) Assignments, on the appropriate official forms, of any of Seller's patents registered, transferred under this Agreement; and

            (e) Such other documents as Buyer may reasonably request in form and substance acceptable to Buyer.

5.4 Buyer's Deliveries to Seller at Closing. Buyer shall make the following deliveries at Closing:

            (a) Via wire transfer the amount of the Purchase Price to be paid at Closing in accordance with Section 4.1 and 4.2, plus costs and prorations (the "Prorations") to be paid to Seller under Section 5.5.

            (b) The original promissory note under the Loan Agreement marked "Paid in Full".

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            (c) A counterpart original of the Assignment Agreement duly executed by Buyer.

            (d) If applicable, a certified copy of its resolution or consent action authorizing the purchase of the Assets and an incumbency certificate and such other organizational related documents as Seller shall reasonably request.

            (e) Such other documents as Seller may reasonably request in form and substance acceptable to Seller.

5.5 Prorations.

            (a) Rental and lease charges related to the Section 365 Agreements, current taxes related to the Real Property Leases or the Personal Property, or other similar items of expense, and utilities related to the Real Property Leases or the Personal Property (collectively, the "Proration Items") shall be prorated between Seller and Buyer as of the Closing Date. All Proration Items that represent obligations due or accrued in respect of periods prior to the Closing shall be paid in full or otherwise satisfied by Seller, and all Proration Items that represent obligations due and accrued in respect of periods after Closing shall be paid in full or otherwise satisfied by Buyer.

            (b) As soon as reasonably practicable after the Closing Date, representatives of Seller and Buyer shall examine all relevant books and records as of the Closing Date in order to make the determination of Proration Items that were not settled at the Closing. Payments for taxes related to the Real Property Leases and the Personal Property (the "Tax Item") shall be determined based on the assumption that the tax obligations for the current year are one hundred and five percent (105%) of the tax obligations for the prior year. The parties expressly acknowledge and agree that the determination of the Tax Items based on such assumption shall be final and binding on the parties, regardless of the actual taxes that will be due and owing once the current year's tax bills are rendered. Payments in respect of Proration Items shall be made to the appropriate party by wire transfer within five business days after determination.

            (c) In the event that any party (the "Payor") pays a Proration Item to which the other party (the "Payee") is obligated in whole or in part, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event that any party receives payment of a Proration Item to which the other party is entitled in whole or in part, under this Agreement, the receiving party shall promptly pay the other party's share to the other party.

5.6 Possession. Right to possession of the Assets shall transfer to Buyer on the Closing Date. Seller shall transfer and deliver to Buyer on the Closing Date such keys, lock and safe combinations and other similar items as Buyer shall require to obtain immediate and full occupation and control of the Assets, and Seller shall also make available to Buyer at their then existing locations all documents in Seller's possession that are required to be transferred to Buyer by this Agreement, provided, however, that Seller may, for the express and limited purpose of administering the Bankruptcy Case, retain a duplicate copy of all files, papers, computer files, customer lists and records, advertising materials, promotional materials, studies, reports and books and accounting and business records of Seller in any medium relating to the Business or Assets with costs and expenses for producing such duplicates to be paid by Seller . Seller will treat all such records as confidential information of the Buyer and shall use such information only for the purposes set forth above. Following the termination of the Bankruptcy Case, Seller will return all such information to Buyer or destroy all of the copies and provide Buyer with confirmation of the destruction.

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6. Conditions Precedent to Closing

      6.1 Conditions to Seller's Obligations. Seller's obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Seller of each of the following conditions:

            (a) Buyer shall have performed in all material respects each of the covenants and obligations to be performed by Buyer prior to the Closing.

            (b) Buyer shall have executed and delivered to Seller all of those documents, instruments and agreements required to be executed by Buyer to Seller pursuant to Section 5.4 of this Agreement.

            (c) Seller shall have either reached satisfactory agreements with the other parties to the Section 365 Agreements as to the amounts owing thereunder (the "Cure Amounts") as of the Closing Date and the nature and timing of cures of any defaults thereunder, or Seller shall obtain an order of the Court, as part of the approval of this Agreement, confirming that the cure amounts estimated by Seller as set forth on Exhibit K are the cure amounts which Seller must pay as a condition of Buyer's assumption of the Section 365 Agreements.

            (d) No action, suit or proceeding shall have been commenced before any court to restrain or prevent the carrying out of the transactions contemplated by this Agreement.

            (e) Seller and Buyer shall have agreed on mutually acceptable procedures for the conduct of the sale of the Assets.

            (f) This Agreement and the transactions contemplated herein shall have been approved by the Court and the Court shall have entered the Sale Order in the Bankruptcy Case so approving, concurrently with findings of fact and conclusions of law to be contained in a separate document (the "Findings"), and the Sale Order shall have become "final" unless, as part of the Sale Order, the Court has expressly ordered that the Sale Order and matters approved therein are expressly not stayed for the ten (10) day period after the Court's entry of the Sale Order.

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      6.2  Conditions  Precedent  to  Buyer's  Closing.  Buyer's  obligation  to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

            (a) Seller shall have performed in all material respects each of the covenants and obligations to be performed by Buyer prior to the Closing.

            (b) All representations and warranties of Seller as set forth herein shall be true and accurate in all material respects as of the Closing.

            (c) Seller shall have executed and delivered to Buyer all of those documents, instruments and agreements required to be executed by Buyer to Seller pursuant to Section 5.3 of this Agreement.

            (d) All matters incident to the transactions contemplated hereby shall be in form and substance satisfactory to Buyer and Buyer's counsel.

            (e) No action, suit or proceeding shall have been commenced before any court to restrain or prevent the carrying out of the transactions contemplated by this Agreement.

            (f) Seller and Buyer shall have agreed on mutually acceptable procedures for the conduct of the sale of the Assets.

            (g) This Agreement and the transactions contemplated herein shall have been approved by the Court and the Court shall have entered an Sale Order in the Bankruptcy Case so approving, concurrently with the "Findings", and the Sale Order shall have become "final" unless, as part of the Sale Order, the Court has expressly ordered that the Sale Order and matters approved therein are expressly not stayed for the ten (10) day period after the Court's entry of the Sale Order. The Sale Order and Findings shall have terms reasonably acceptable to Buyer and Buyer's counsel, and shall provide among other things that the Assets are transferred to Buyer free and clear of all Encumbrances and interests (within the meaning of 11 U.S.C. ss. 363(f) and including without limitation all claims, liens, encumbrances and successor liability other than the Assumed Liabilities).

            (h) There shall have been no materially adverse change in the business, operations or prospects of the Business.

7. Seller's Representations and Warranties and Related Covenants. Seller makes the following representations and warranties, which shall survive full execution of this Agreement and which shall survive the Closing:

      7.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the jurisdiction of its organizations. Seller has all requisite corporate power and corporate authority to own, lease and operate its properties, to carry on the Business as now being conducted, except as limited by the Bankruptcy Code. Upon obtaining the Sale Order, Seller shall have the corporate power, and corporate authority to execute, deliver and perform this Agreement and all documents and agreements related hereto.

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      7.2  Valid  Agreement.  All  corporate  action  on the part of Seller as a debtor in possession necessary for the authorization, execution, and delivery of this Agreement by Seller, has been, or will be by the Closing, duly taken. Upon obtaining the Sale Order, this Agreement shall constitute the validity and binding obligation of the Seller, enforceable in accordance with its terms.

      7.3 No Conflicts. Upon obtaining the Sale Order, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of, fulfillment of and compliance with the terms and conditions hereof by Seller do not and will not: (i) conflict with or result in a breach of the certificate of incorporation or bylaws of Seller; or (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority.

      7.4 Title. Seller has good and marketable title to the Assets owned by Seller and valid leasehold interests in the Assets leased by Seller. The Assets constitute all of the assets necessary for the operation of the Business as currently conducted by the Seller. There are no known or alleged liens, interests, or other adverse claims affecting title to the owned Assets, whether voluntarily or involuntary created, including tax liens, except for contractual warranties on Seller Contracts which are being assumed. There are no known or suspected arbitrations, lawsuits, civil, criminal or administrative proceedings, adversary proceedings or other actions pending or threatened known to Seller which relate to title to, or any claimed interest in, the Assets. At the Closing, Buyer will acquire all of Seller's right, title and interest in and to all of the Assets free and clear of any liens and encumbrances to the extent so provided in the Sale Order.

      7.5 No Infringement. To the knowledge of Seller, there is no infringement or alleged infringement by Seller on any patent, trademark, or copyright, registered or unregistered, which relates to the software, patents, trademarks, copyrights or any of the intangible property used in the operation of the Business. Seller has not received any written citation, violation notice or similar notice of any such claimed infringement.

      7.6 No Violations of Law. Except as set forth on EXHIBIT L to the knowledge of Seller there is no known or alleged infringement of any law affecting any of the Assets or the operation of the Business, including OSHA, building code, zoning violations, health and safety regulations, past or present and Seller has not received any written citation, violation notice or similar notice of any such claimed violation.

8. Indemnification and Related Matters.

      8.1 Indemnification by Seller. Subject to the provisions of this Article 8, Seller, for a period of 180 days after the Closing Date, agrees to indemnify, defend and hold Buyer and each director, officer, employee, stockholder, partner or affiliate thereof harmless from and against:

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            (a) any and  all  liabilities,  obligations,  damages  and  expenses resulting from the failure of Seller to comply in all material respects with any of the covenants contained in this Agreement which are required to be performed by Seller after the Closing Date;

            (b) the breach of any representation or warranty contained in this Agreement;

            (c) any and all third party claims for liabilities, obligations, damages and expenses relating to Seller's ownership or management of the Business or the Assets (other than the Assumed Liabilities); and

            (d) all actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

      8.2 Indemnification by Buyer. Subject to the provisions of this Article 8, Buyer, for a period of 180 days after the Closing Date, agrees to indemnify and hold Seller and each director, officer, employee, stockholder, partner or affiliate of Seller harmless from and against:

            (a) any and all liabilities, obligations, damages and expenses resulting from the failure of Buyer to comply in all material respects with any of the covenants contained in this Agreement which are required to be performed by Buyer;

            (b) any and all third party claims for liabilities, obligations, damages and expenses relating to Buyer's ownership or management of the Business or the Assets; and

            (c) all actions, suits, proceedings, costs and expenses, including reasonable attorneys" fees, incident to the foregoing.

      8.3 Notice of Indemnification. In the event any legal proceeding is threatened or instituted or any claim or demand is asserted by any person (including a party hereto) in respect of which payment or other indemnification may be sought by one party hereto from the other party under the provisions of this Article 8, the party seeking indemnification ("Indemnitees") will promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party ("Indemnitor"). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement will state specifically the representation, warranty or covenant with respect to which the claim is made, the facts giving rise to an alleged basis from the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

      8.4 Indemnification Procedure for Third-Party Claims. In the event of the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals any such proceeding, claim or demand, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award has been rendered by a court, arbitration board or administrative agency or competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummate, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty
(30) days after the date of such notice.

9. Conduct Prior to Closing.

      9.1 Access to Information. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its representatives full and free access, during regular business hours, to Seller's personnel, properties, contracts, books and records and other documents and data, in each case, related to the Business, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer with copies of all such contracts, books and records and other existing documents and data, in each case, related to the Business, as Buyer may reasonably request; (c) furnish Buyer with such additional financial, operating and other relevant data and information, in each case, related to the Business, as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller's Business.

      9.2 Operation of the Business Pending Closing. From the date of this Agreement through the Closing Date, Seller shall operate the Business in the usual and ordinary course, consistent with past practice in all material respects, subject to compliance with the Bankruptcy Code, any orders entered by the Court in the Bankruptcy Case and applicable law. Notwithstanding the foregoing, Seller may take actions to reduce employments and to shut down locations under leases for real property that are not part of the Real Property Leases being transferred hereunder.

      9.3 Seller's Employees. At any time and from time to time up to the Closing, Buyer may interview any of Seller's employees, and in connection therewith, Buyer may in its sole discretion, offer employment to any such employees to commence after the Closing Date on such terms and conditions as Buyer, in its discretion, shall determine. Seller shall make reasonable efforts, as requested by Buyer, to cooperate with Buyer in its efforts to interview and retain such employees. Buyer will be responsible for any employment agreements made with Seller's former employees commencing after the Closing Date. Buyer is not assuming any liabilities with respect to Seller's employees prior to the Closing Date. Seller represents that it has not taken, and the transactions contemplated by this Agreement will not constitute, a plant closing or mass lay off within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act"). Seller shall be responsible for any liabilities arising under the WARN Act, or any similar state law.

      9.4 Bankruptcy Approval.

            (a) As promptly as practicable after the date hereof but in no event later than October 7, 2005 Seller will file motions with the Court seeking (i) an order in form satisfactory to Buyer authorizing performance by Seller of its obligations under Sections 9.5, 9.6 and 9.7 of this Agreement, setting the sale hearing date and notice requirements for the motion for the Sale Order, and authorizing sale of the Assets pursuant to Section 363 of the Bankruptcy Code ("Preliminary Order") and (ii) the Sale Order which shall, among other things, compel a change of name of Seller to a name that does not include "Tectonic" or any similar name, provided, however, that Seller may, where necessary, state that it was formerly known as Tectonic. Seller will promptly make any filings, take all actions and use its best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby. The Sale Order will, among other provisions reasonably required by Buyer, contain a finding that the Buyer is a buyer in good faith within the meaning of Section 363(m) of the Bankruptcy Code, and will grant the parties relief from stay in the performance of all provisions of this Agreement.

            (b) If the Preliminary Order, the Sale Order or any other orders of the Court relating to this Agreement are appealed by any party (or a post hearing motion, including without limitation a motion for amended findings or reconsideration petition for certiorari or motion for rehearing or reargument is filed with respect to such appeal), Seller will take all steps as may be reasonable and appropriate to prosecute such appeal, petition or motion, or defend against such appeal, petition or motion, and Buyer will cooperate in such efforts, and Seller will use its best efforts to obtain an expedited resolution of any such appeal; provided, however, nothing herein will preclude Seller and Buyer form consummating the transactions contemplated herein and waiving the requirement that the Sale Order or other orders are final.

      9.5 Break-Up Fee. In the event the Court enters an order authorizing Seller to sell substantially all of the Business (through a sale of assets, sale of stock, merger or otherwise) to a third party pursuant to an offer made in response to notice of the motion for the Sale Order ("Alternative Transaction"), and provided this Agreement has not been terminated because of a material breach of Buyer's obligations, representations or warranties hereunder, and provided neither Buyer nor any other person or entity controlled by Buyer has appealed the order of the Court approving the Alternative Transaction, and subject to the further provisions of this Section 9.5, Seller will pay to Buyer One Hundred Thousand Dollars ($100,000.00) ("Break-up Fee"), plus Buyer's aggregate actual and reasonable out-of-pocket expenses incurred in connection with this Agreement including without limitation Buyer's attorney's fees and costs incurred in connection with this Agreement and the Loan Agreement (not to exceed an additional Fifty Thousand Dollars ($50,000.00) ("Buyer's Expenses")). The Break-up Fee will become due in immediately available funds upon, but will only become due in the event of, the earlier to occur (if either) of (a) closing of an Alternative Transaction, or (b) failure of Seller to offer irrevocably to Buyer the Assets pursuant to order of the Court and on the terms of this Agreement, as improved to Seller by Buyer (if at all) at the hearing on the motion for the Sale Order, within ten (10) days after entry of the order of the Court approving the Alternative Transaction (or, in the event such order is stayed pending appeal, within the earlier of twenty (20) days after entry of such order or ten (10) days after lifting of such stay), subject only to Buyer closing such purchase of Assets within ten (10) days after such offer (or, if applicable, after the lifting of such stay). Buyer will submit a summary of out-of-pocket expenses and attorneys fees to Seller for payment. Buyer and Seller shall submit the expenses for the approval of the Court, only in the event of a dispute of Buyer and Seller over the reasonableness of such expenses.

      9.6 Bidding Increment. Seller will not consider an Alternative Transaction unless, at a minimum, the Alternative Transaction (i) provides for aggregate consideration of at least One Hundred Thousand Dollars ($100,000.00) in excess of the value of the Purchase Price and the Break-up Fee, (ii) is on terms not materially more burdensome or conditional to Seller than the terms of this Agreement, (iii) is not conditioned on the outcome of unperformed due diligence by the offeror with respect to Seller beyond dates specified herein with respect to Buyer's due diligence, (iv) is not subject to the accuracy of representations and warranties or the satisfaction of conditions materially more burdensome to Seller than those set forth in this Agreement, and (v) provides for payment in full of all obligations under the Loan Agreement. Buyer will have the right to further bid in excess of any such overbid.

      9.7 Third Party Bidders. To the extent consistent with the Seller's obligations as a debtor-in-possession, Seller may respond to inquiries from, provide information to and answer questions of third parties who express an interest in acquiring the assets of Seller.

10. Termination.

      10.1 Termination. Either or both parties, as applicable, may terminate this Agreement only under the circumstances set forth below:

            (a) Seller and Buyer may terminate this Agreement at any time prior to the Closing by mutual written consent.

            (b) Either Seller or Buyer may terminate this Agreement by written notice to the other in the event of any material breach or default of any provision hereof by the other party; provided, however, that neither Seller nor Buyer may terminate this Agreement by delivery of such notice of termination while such party is in breach or default of its obligations hereunder.

            (c) Buyer may terminate this Agreement by written notice to Seller if: (i) there is a material adverse effect on the Business or operations of Seller or Buyer is dissatisfied with the results of its due diligence investigation, (ii) there is a material, uncured default under the Loan Agreement, (iii) the Preliminary Order has not been entered by the Court by October 15, 2005, (iv) the Sale Order has not been entered by the Court prior to December 1, 2005, (v) the Interim Order (as defined in the Loan Agreement) approving the loan under the Loan Agreement has not been entered by the Court by October 15, 2005, or (vi) the Final Order (as defined in the Loan Agreement) on the loan under the Loan Agreement has not been entered by the Court by December 1, 2005.

            (d) This Agreement shall automatically terminate upon the closing of a transaction with a third-party that purchases assets from Seller that is substantially a sale of the Assets.

      10.2 Effect of Other Termination. In the event that the Agreement is terminated pursuant to Section 10.1 the rights and obligations of the parties hereunder shall terminate, without liability of any party to the other party; provided however that Seller shall remain obligated to repay its obligations under the terms of the Loan Agreement. Notwithstanding the foregoing, (i) in the event that this Agreement is terminated by Buyer under Section 10.1(b) because of a material default by Seller, then, in addition to repayment of Seller's obligations under the Loan Agreement, Seller shall reimburse Buyer for its aggregate actual and reasonable out-of-pocket expenses incurred in connection with this Agreement and the Loan Agreement, including without limitations attorney's fees and costs incurred in connection with this Agreement and the Loan Agreement and (ii) in the event of a termination under Section 10.1(d) then in addition to repayment of Seller's obligations under the Loan Agreement, Seller shall pay to Buyer the Break-Up Fee.

11. Post-Closing Covenants.

      11.1 Amounts held in Trust. Following the Closing, any amounts paid to Seller in connection with the Assets shall be held in trust by Seller for the benefit of Buyer and tendered and paid to Buyer as soon as reasonably practicable after the receipt thereof. Following the Closing any amounts paid to Buyer in connection with the Excluded Assets shall be held in trust by the Buyer for the benefit of Seller and tendered and paid to Seller as soon as reasonably practicable after the receipt thereof.

      11.2 Further Assurances. At any time from time to time after the Closing Seller and Buyer shall, at the request of the other party, take any and all reasonable actions necessary to fulfill their obligations hereunder, to put Buyer in actual possession and operating control of the Assets, and execute and deliver such further instruments of conveyance, sale, transfer and assignment, and take such other actions necessary or desirable to effectuate, record or perfect the transfer of the Assets to Buyer, to confirm the title of the Assets to Buyer, to assist Buyer in exercising rights relating thereto, and to otherwise effectuate or consummate any of the transactions contemplated hereby.

12. Miscellaneous.

      12.1 Entire Agreement. This Agreement and the written agreements referred to herein and executed in connection herewith constitute the entire understanding among the parties with respect to the subject matter hereof, and supersede all negotiations, prior discussions or other agreements, oral or written.

      12.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of State of California, without reference or regard to the principles of conflict of laws. Any action arising out of this Agreement may be brought and maintained in the Court, and the parties hereto consent to the jurisdiction of such Court.

      12.3 Counterparts. This Agreement may be executed in counterparts. Duly acknowledged facsimile signatures shall be deemed as originals.

      12.4 Fees and Costs. Except as otherwise provided in Section 10.2, each party shall bear its own attorneys' fees and expenses in connection with the negotiation, preparation and consummation of this Agreement. Seller shall bear all United States Trustee's quarterly fees pursuant to 28 U.S.C. 1930(a)(6).. If any proceeding is instituted to enforce the terms or provisions of this Agreement, the prevailing party in such action shall be entitled to collect as part of its recovery all reasonable costs, charges and fees, including but not limited to its expert witness fees and attorneys' fees and costs, incurred in connection with such action.

      12.5 Amendment. This Agreement may only be amended or modified by the written agreement of the parties.

      12.6 Severability. If any of the provisions of this Agreement are held invalid under any law, such invalidity shall not affect the remainder of the Agreement.

      12.7 Assignment. Buyer shall have the right to assign its rights and obligations under this Agreement to any entity controlling, controlled by or under common control with Buyer at any time prior to Closing upon notice to Seller.

      12.8 Further Assurances. Each party agrees to perform any further action and to execute and deliver any further documents reasonably necessary or proper to carry out the intent of this Agreement.

      12.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      12.10 Headings. The headings of the various sections of this Agreement are for convenience only and are not intended to explain or modify any of the provisions of this Agreement.

      12.11 Broker's Fees. Each party represents to the other that the warranting party has not incurred any obligation to compensate any broker, finder or similar person for any commission, finder's fee, broker's fee or similar fee as a result of any of the transactions contemplated herein.

      12.12 Notices. All notices to be given by any party to this Agreement to the other party shall be in writing, and shall be given (i) by certified or registered United States mail, return receipt requested, postage prepaid, to the other; (ii) sent by telefax or facsimile transmission; or (iii) personally delivered, at the addresses set forth below (or at such other address for a party as specified by like notice) and shall be deemed given when received if sent by facsimile transmission or personally delivered, or if mailed as provided herein, on the second business day after it is so placed in the mail.

The addresses referred to above are:

       Buyer:                     Ross Lyndon-James
                                  Boston Equities Corporation
                                  1660 Union Street, Suite 200
                                  San Diego, CA 92101

       With a copy to:            James A. Mercer III
                                  Duane Morris LLP
                                  101 W. Broadway, Suite 900
                                  San Diego, CA 92101

       Seller:                    Arol Wolford
                                  Tectonic Network, Inc. and
                                  Tectonic Solutions, Inc.
                                  400 Perimeter Center Terrace NE, Suite 900
                                  Atlanta, GA 30346

       With a copy to:            Gregory D. Ellis
                                  Lamberth, Ciffelli, Stokes and Stout. P.A.
                                  3343 Peachtree Street NE, Suite 550
                                  Atlanta, GA 30326

       and:                       Elizabeth Noe
                                  Paul, Hastings, Janofsky and Walker LLP
                                  600 Peachtree Street, Suite 2400
                                  Atlanta, GA 30308

         Any party at any time may give notice to the other party of a different address other than that set forth above in accordance with the provisions of this Section 12.12.

      12.13 Representations and Warranties. Each party signing this Agreement represents and warrants that it has the legal authority to enter into this Agreement and agreements executed in connection herewith and bind the entity upon whose behalf it signs (except that Seller's authority and the binding nature of this Agreement upon Seller is subject to approval of the Court).

      12.14  Survival  of  Obligations.  All  representations,   warranties  and
obligations of the parties set forth in this Agreement shall survive the Closing and Closing Date.

      12.15 Effect of Course of Dealing. No course of dealing between the parties in exercising any of their respective rights under this Agreement shall operate as a waiver of any such rights, except where expressly waived in writing.

      12.16 Time. Time is of the essence of this Agreement and each and every provision hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first above written.


                                         TECTONIC NETWORK, INC.,
                                         a Delaware corporation
                                         as debtor and debtor-in-possession

                                            /s/ Arol R. Wolford
                                         ---------------------------------------
                                         By:    Arol R. Wolford
                                         Its:   President and CEO


                                         TECTONIC SOLUTIONS, INC.,
                                         a Georgia corporation
                                         as debtor and debtor-in-possession

                                            /s/ Arol R. Wolford
                                         ---------------------------------------
                                         By:    Arol R. Wolford
                                         Its:   President and CEO


                                         BOSTON EQUITIES CORPORATION,
                                         a Nevada corporation

                                            /s/ Ross Lyndon-James
                                         ---------------------------------------
                                         By:    Ross Lyndon-James
                                         Its:   President and CEO

                                    EXHIBIT A

                                     LEASES

      1. Lease Agreement dated June 27, 2005, between HQ Global Workplaces, Inc. and Tectonic Network, Inc. for the property located at 400 Perimeter Center Terrace, Suite 900, Atlanta, GA 30346.

      2. Lease Agreement dated December 14, 2004, between Zoom Eyeworks, Inc. and Tectonic Network, Inc. for the property located at 2501 Ninth Street, #102 Berkeley, CA 94710.

                                    EXHIBIT B

                            PERSONAL PROPERTY LEASES



      1. Wells Fargo Financial Leasing - contract for Minolta Digital Copier in Atlanta.

      2. Data 393 Holdings, LLC. - contract dated June 9, 2005 for server and rackspace rental through June 9, 2006 currently at $1,814 per month.

      3. Rackspace Managed Hosting - month to month contract dated February 6, 2004, for server rackspace rental in the amount of $699 per month.

                                    EXHIBIT C

                                SELLER CONTRACTS


      1. All sales agreements, contracts and invoices.

      2. Software Purchase Agreement between Tectonic Network, Inc. and Marinsoft, Inc. dated May 5, 2005. Under this agreement the Company has agreed to purchase certain software necessary in its business. The first installment of $25,000 was to be paid upon execution of the agreement and the second installment of $50,000 was payable upon later of July 31, 2005 and 30 days after the date the seller has fulfilled 40 hours of technical support. The Company shall also pay the seller a royalty until earlier of April 30, 2007 or the date the royalty fee equals $75,000, calculated as set forth in the agreement. At the time of this agreement Marinsoft, Inc. has amounts due to the Company of $38,400.

      3. Bronto Mail, Inc. - month to month contract dated February 19, 2003, for email distribution service - e-newsletter in the amount of $2,220 per quarter.

      4. Intercall, Inc. - contract dated March 5, 2005, for web presentations and teleconferencing through March 31, 2006. Price dependent on usage after a total $5,000 minimum commitment.

      5. The Rogers Company - amounts owed for storage and construction on the Trade Show booth in the amount of $14,202.84

      6. Next Step CAD - amounts owed for CAD modeling services in the amount of $3,150.00

      7. Roger Grant - amounts owed for e-newsletter consulting services in the amount of $1,350.00

                                    EXHIBIT D

                           TANGIBLE PERSONAL PROPERTY



                                                                                               Accum          Book
                                                                  Date                         Depr           Value
Asset/Description              Vendor        Location          In Service        Total        9/30/05        9/30/05
Workstation   M70  -   James
Jackson                        Dell          Atlanta, GA        4/1/2005     $9,928         $1,655          $8,273

Workstation   670  -   James
Jackson                        Dell          Atlanta, GA        4/1/2005     $6,536         $1,089          $5,446

Projector                      Dell          Berkeley, CA       4/1/2005     $2,346         $  391          $1,955

Trade Show Booth               Rogers Co     Ohio               5/31/2005    $36,651        $10,384        $26,267

Laptop - Andrew Arnold         Dell          Berkeley, CA       04/30/03     $3,048         $2,540          $  508

Power  Worktation  -  Blaine
Wishart                        Dell          Berkeley, CA       04/30/03     $4,302         $3,585          $  717

Laptop  & Monitor              Gateway       Englewood, CO      08/21/03     $4,328         $3,126          $1,202
Latitude   Laptop   -   Marc

Goldman                        Dell          Englewood, CO      08/29/03     $3,191         $2,305          $  886

Latitude Laptop                Dell          Atlanta, GA        10/31/03     $3,184         $2,123          $1,061

Latitude Laptop                Dell          Englewood, CO      01/30/04     $3,280         $1,913          $1,366

Laptop - Julie Culey           Dell          Grand   Rapids,MI  3/1/2004     $2,701         $1,351          $1,351

Laptop - Nora Scherer          Dell          Atlanta, GA        4/1/2004     $2,402         $1,201          $1,201

Server                         Dell          Englewood, CO      7/28/2004    $4,483         $1,868          $2,615

Laptop - (prev Richard Rast)   Dell          Englewood, CO      9/30/2004    $2,923         $1,055          $1,867

Server                         Dell          Englewood, CO      9/30/2004    $6,997         $2,527          $4,470
                               Illumen
Netscreen Firewall VPN         Group         Englewood, CO      10/31/2004   $2,696         $  899          $1,797

Studio Server                                Englewood, CO      5/1/2005     $2,126         $  177          $1,949

Laser Printer - 6250N Color    Zones         Englewood, CO      1/13/2005    $2,123         $  354          $1,769

                               Macromedia
Software License               & Studio      Englewood, CO      11/18/03     $3,027         $1,934          $1,093

Cocoabase Software             Thought, Inc  Berkeley, CA       01/20/04     $11,400        $6,650          $4,750

Great Plains-Upgrade           Ironware      Englewood, CO      01/06/2005   $5,510         $1,378          $4,133

Great Plains -  Intercompany
Module                         Ironware      Englewood, CO      03/07/2005   $4,667         $  907          $3,759

Laptop-Sherwin Krug                          Atlanta, GA        03/31/05     $2,950         $  344          $2,606
                                                                             ------         ------          ------
                                                                             $130,799       $49,755         $81,043
                                                                             ========       =======         =======

                                    EXHIBIT E

                                INTANGIBLE ASSETS

      1.    Patents
      Patent No. US 6,459,435B1 filed October 1, 2003. Methods, Systems and Computer Program Products for Generating Storyboards of Interior Design Surface Treatments for Interior Design Spaces

      2. Trade Marks - Registered
      Trademark Register International Class 9 No. 2,670,112 Trademark Principal
      Register: BlueBolt Studio For: Computer software that provides for searching, comparing, matching, selecting, composing and communication sample boards and sample ordering of textiles, floor coverings including carpets and vinyl flooring, wall finishes, moldings, textile, leather and vinyl upholstery, laminates and solid surfaces for interior designers, architects and facilities planners via a global computer network in class
      9. Registered December 31, 2002

      3. Trade Names and Service Marks - Unregistered

                                [GRAPHIC OMITTED]

      Tectonic Network                          tectonic network

      Tectonic Directory                        tectonic Directory

      Tectonic Studio                           tectonic Studio

      Tectonic Solutions                        tectonic Solutions

      Tectonic Virtual Products

      4. Software

      Custom Solutions

      Configurator - Code for managing data bases of information about products that compares relationships between data based upon a set of rules to determine a selection set matching the search criteria.

      Product Data Manager - Software framework for loading product data to be used to generate websites.

      Selector - Search tool for finding information created by Tectonic for display on the Internet.

      Content Management System - Tools to dynamically generate information about a product. The Content Management System allows Tectonic and customers to update or add product and marketing product data that is then displayed on the Internet.

      Project Folder - Software that allows Tectonic to keep track of selections made by the user of the site so they can at anytime come back to the Tectonic site to view their selections. Tectonic can keep track of this information to be shared with the product manufacturer.

      Software Management Tools - Code that manages "third-party" software to perform various functions and Internet displays.


      Studio

      Color Board Tool - Software that creates a "color-board" from a collection of user selections for presentations.

      Image Manager - Software that allows images to be entered into our database and then displayed as requested by the user.

      Sample Order Tool - Software that allows the customer to request samples be sent to them from the manufacturer.

      Software Management Tools - Code that manages "third-party" software to perform various functions and Internet displays.

      Models

      Assembly Builder - Software that allows the user to define assemblies with specific materials. Contains the formulas needed to calculate quantities.

      Quantity take-off - Software that manages and integrates data coming from the Revit model and the Assembly Builder to generate quantity counts and display the counts in multiple formats.

      Library - Software for managing product data and images. This software includes a search tool to find and display the data requested and to also allow Revit virtual products to be moved to the Revit drawing.


      Directory

      Database Management and Search - Software for storing data and display of the data based upon a customer search request.


         5.  Domain Names
                   Domain                          Registrant Name             Create Date         Expiration Date
         bluebolt.com                             Tectonic Network                03/12/00               03/12/07
         bluebolt.net                             Tectonic Network                06/04/99               06/04/06
         blueboltconnect.com                      Tectonic Network                12/06/00               12/06/06
         blueboltnetworks.com                     Tectonic Network                06/07/99               06/07/06
         blueboltstudio.com                       Tectonic Network                12/06/00               12/06/06
         buildcertified.com                       Tectonic Network                01/10/01               01/10/06
         constructionYellowPages.com              Tectonic Network                06/21/02               06/21/07
         specsource.com                           Tectonic Network                11/09/99               11/09/05
         specsource.net                           Tectonic Network                11/19/97               11/18/05
         tectonicconstructiondirectory.biz        Tectonic Network                01/24/04               01/23/06
         tectonicconstructiondirectory.com        Tectonic Network                01/24/04               01/24/06
         tectonicconstructiondirectory.net        Tectonic Network                01/24/04               01/24/06
         tectonicconstructiondirectory.us         Tectonic Network                01/24/04               01/23/06
         tectonicdirectories.biz                  Tectonic Network                01/30/04               01/29/06
         tectonicdirectories.com                  Tectonic Network                01/30/04               01/30/06
         tectonicdirectories.net                  Tectonic Network                01/30/04               01/30/06
         tectonicdirectories.us                   Tectonic Network                02/03/04               02/02/06
         tectonicdirectory.biz                    Tectonic Network                01/24/04               01/23/06
         tectonicdirectory.com                    Tectonic Network                01/24/04               01/24/06
         tectonicdirectory.net                    Tectonic Network                01/24/04               01/24/06
         tectonicdirectory.us                     Tectonic Network                01/24/04               01/23/06
         tectonicengineeringapplications.biz      Tectonic Network                01/30/04               01/29/06
         tectonicengineeringapplications.com      Tectonic Network                01/30/04               01/30/06
         tectonicengineeringapplications.net      Tectonic Network                01/30/04               01/30/06
         tectonicengineeringapplications.us       Tectonic Network                02/03/04               02/02/06
         tectonicnetwork.biz                      Tectonic Network                01/30/04               01/29/06
         tectonicnetwork.com                      Tectonic Network                01/30/04               01/30/06
         tectonicnetwork.net                      Tectonic Network                01/30/04               01/30/06
         tectonicnetwork.us                       Tectonic Network                02/03/04               02/02/06
         tectonicsolution.biz                     Tectonic Network                01/30/04               01/29/06
         tectonicsolution.com                     Tectonic Network                01/30/04               01/30/06
         tectonicsolution.net                     Tectonic Network                01/30/04               01/30/06
         tectonicsolution.us                      Tectonic Network                02/03/04               02/02/06
         tectonicsolutions.biz                    Tectonic Network                01/30/04               01/29/06
         tectonicsolutions.com                    Tectonic Network                02/12/03               02/12/06
         tectonicsolutions.net                    Tectonic Network                02/12/03               02/12/06
         tectonicsolutions.us                     Tectonic Network                02/03/04               02/02/06
         tectonicstudio.biz                       Tectonic Network                01/30/04               01/29/06
         tectonicstudio.com                       Tectonic Network                01/30/04               01/30/06
         tectonicstudio.net                       Tectonic Network                01/30/04               01/30/06
         tectonicstudio.us                        Tectonic Network                02/03/04               02/02/06
         tectonicvirtualbuildings.com             Tectonic Network                06/08/04               06/08/06
         tectonicvirtualbuildings.net             Tectonic Network                06/08/04               06/08/06
         tectonicvirtualconstruction.biz          Tectonic Network                01/30/04               01/29/06


         tectonicvirtualconstruction.com          Tectonic Network                01/30/04               01/30/06
         tectonicvirtualconstruction.net          Tectonic Network                01/30/04               01/30/06
         tectonicvirtualconstruction.us           Tectonic Network                02/03/04               02/02/06
         tectonicvirtualmodel.biz                 Tectonic Network                01/30/04               01/29/06
         tectonicvirtualmodel.com                 Tectonic Network                01/30/04               01/30/06
         tectonicvirtualmodel.net                 Tectonic Network                01/30/04               01/30/06
         tectonicvirtualmodel.us                  Tectonic Network                02/03/04               02/02/06
         tectonicvirtualproducts.com              Tectonic Network                06/08/04               06/08/06
         tectonicvirtualproducts.net              Tectonic Network                06/08/04               06/08/06
         virtualConstruction.biz                  Tectonic Network                01/30/04               01/29/06
         virtualconstruction.us                   Tectonic Network                02/03/04               02/02/06
         virtualmodels.us                         Tectonic Network                02/03/04               02/02/06
         tectonicvirtualmodels.com                Tectonic Network                09/24/04               09/24/05
         tectonicvirtualmodels.net                Tectonic Network                09/24/04               09/24/05
         tectonicmodels.com                       Tectonic Network                12/13/04               12/13/05
         tectonicmodels.net                       Tectonic Network                12/13/04               12/13/05
         tectonicbuildings.com                    Tectonic Network                12/13/04               12/13/05
         tectonicbuildings.net                    Tectonic Network                12/13/04               12/13/05
         tectoniclibrary.com                      Tectonic Network                12/13/04               12/13/05
         tectoniclibrary.net                      Tectonic Network                12/13/04               12/13/05
         tectonicproducts.com                     Tectonic Network                12/13/04               12/13/05
         tectonicproducts.net                     Tectonic Network                12/13/04               12/13/05

      6. Other Intellectual Property

      Servers containing Tectonic Models and Tectonic Virtual Products. Best Practices document for modeling within Revit software. Diagrams, schema, models and source code related to Tectonic Models and Tectonic Virtual Products. Repository and Indexing/Classification System for Tectonic Virtual Products including repository of generic and proprietary Virtual Products. Tools for users of Revit software to perform quantity counts of the total design model, link product quantities with unit costs, and report them. Tools for automatic testing and deployment of Repository and Count software services.

      Servers containing Tectonic Studio Images and Data. Diagrams, schema and source code related to Tectonic Studio including Indexing/Classification system. Product information and color-accurate imagery for commercial interior finishes which provides for comparisons of finishes by attributes including style, thickness, color or specific patterns.

      Servers containing Tectonic Online Directory Data. Directory data of commercial construction product manufacturers and their local supply chain of product representatives and distributors including online search mechanisms, directory structure.

      Servers  containing  Tectonic  Solutions  Data.  Source  code,   programs,
      methodologies.    schema,   proprietary   content,   workflow   processes,
      configurators, design documents and applications.

                                    EXHIBIT F

                                SECURITY DEPOSITS


Zoom Eyeworks, Inc.                  Berkeley, CA office security deposit     $      808
USPO                                 Directory postage balance                $    6,543
HQ Global Workplaces, Inc.           Atlanta, GA office security deposit      $    3,264
Co-Denver Corporate Center, LLC.     Englewood, CO office security deposit    $    2,680

                                    EXHIBIT G

                                 EXCLUDED ASSETS


         TANGIBLE PROPERTY

Restricted cash balance - North Fork Bank           Laurus Master Fund, Term Note                            $3,272,728
Restricted  cash balance - Certificate of Deposit
- Silicon Valley Bank                               Inverness Properties, Englewood lease deposit            $  130,000
Inverness Properties                                Englewood, CO office security deposit                    $   20,000
Cape Ann Properties                                 Manchester, MA office security deposit                   $      750
John White                                          Rent & storage fees receivable                           $    4,656
Marc Goldman                                        Employee advance                                         $   10,163
Citizen's Gas                                       Indianapolis security deposit                            $      570
Indianapolis Power                                  Indianapolis security deposit                            $      940
Duke Realty Corp.                                   Indianapolis office security deposit                     $    8,374
Deposit Retainer - Paul,  Hastings,  Janofsky and
Walker LLP                                          Corporate legal counsel retainer                         $   10,000
Deposit  Retainer  -  Babush,  Neiman,  Kornman &   Tax  return  and  401(k)   audit   preparation
Johnson, LLP                                       retainer.                                                 $   63,000
Deposit/Retainer - Lambert,  Cifelli,  Stokes and
Stout P.A.                                          Bankruptcy counsel retainer                              $   17,286

         EXCLUDED CONTRACTS

      1. Laurus Master Fund, Limited, Secured Convertible Term Note and Convertible Minimum Borrowing Note in the original principal amount of $4,000,000 with a current alleged balance at September 30, 2005 of $3,272,728, excluding interest and penalties.

      2. Laurus Master Fund, Limited, Secured Revolving Note in the original principal amount of $1,500,000 with a current alleged balance at September 30, 2005 of $500,000.

      3. Promissory Note, dated January 2, 2004, in the original principal amount of $360,000 with a current principal amount of $100,000 from the Company to John White

      4. Promissory Note, dated January 2, 2004, in the original principal amount of $533,000 with a current principal amount of $143,000 from the Company to SpecSource.com, Inc.

      5. Indebtedness for alleged severance under Charlie Pecchio Employment Agreement and Non-Compete, in the aggregate amount of $320,312.

      6. Grand Rapids, MI, Sublease Agreement by and between Return On Investment Corporation and Nelson-McLean, LLC. For premises located at 2025 E. Beltline Ave. Suite 101, Grand Rapids, MI 49546.

      7. Indianapolis, IN, Lease Agreement by and between Return On Investment Corporation and Dugan Realty LLC Limited Partnership. For premises located at 5855 West 74th Street, Indianapolis, IN 46278.

      8. Englewood, CO Lease Agreement by and between Tectonic Solutions, Inc. and Inverness Properties. For premises located at 160 Inverness Drive, West, Suite 200, Englewood CO 80112.

      9. CBeyond Communications Agreement with Tectonic Solutions, Inc. for phone service in Englewood, CO dated February 10, 2005.

      10. Georgia Greater Life Agreement providing voluntary life insurance as well as ST and LT Disability Insurance.

      11. BlueCross, Blue Shield of Georgia Medial and Dental Agreement

      12. Principal Group 401(k) Plan

      13. Hartford Fire Insurance Company Directors and Officers Insurance Policy dated August 10, 2006.

      14. Litigation and pending Mediation with Unicomp, Inc. for the recovery of amounts advanced under a promissory note.

      15. Asset Purchase Agreement among Return On Investment Corporation, GO Software, Inc. and Verifone, Inc. dated December 6, 2005, including without limitation any right to the Contingent Earnout Payment.

      16. Lease Agreement with Neopost, Inc. and Tectonic Solutions, Inc. for postage machine dated April 9, 2002.

      17. Lease Agreement for copier with De LaAge Landen Financial Services for Konica copier dated April 19, 2005.

                                    EXHIBIT L

                                   LITIGATION

      In January 2005, Return On Investment Corporation and its subsidiary Tectonic Solutions, Inc. received a letter of complaint from a former employee, a Mr. James Serio, alleging production and usage tracking problems with certain directory products of Tectonic which allegedly may have led to shortfalls in production numbers and incorrect statistics being furnished to certain customers. Such former employee has also made allegations of constructive discharge and of whistleblower retaliation with respect to his treatment by the Company, which claims are believed by the Company to be baseless. The former employee has filed a complaint with Occupational Safety and Health Administration ("OSHA"), and no litigation may be commenced until OSHA makes an initial determination, issues a right to sue letter or fails to act for six months. A special committee of the Board of Directors (comprised of members of the Audit Committee) was formed to conduct an investigation of the issues alleged by the former employee. No evidence supporting the former employee's claims has been found in connection with the employee's allegations,

      In April 2005 American Mint, LLC ("American Mint") and certain of its overseas affiliates filed a complaint in the United States District Court for the Middle District of Pennsylvania against GO Software, Inc. ("GO") (whose liabilities were retained by Return On Investment Corporation upon the sale of GO's assets). The complaint alleges that GO's software malfunctioned, which caused American Mint's overseas affiliates to overcharge customers purchasing collectible coins. The complaint further alleges that GO improperly instructed the overseas affiliates in the installation of the software, resulting in the billing of many credit card customers in amounts up to 100 times greater than the actual purchase amounts. American Mint asserts claims for breach of contract, breach of various express and implied warranties, negligence, and negligent misrepresentation, and seeks compensatory damages of $981,758, including $281,758 in charges associated with correction of the improper charges and lost anticipated profits of $700,000. The Company intends to oppose the lawsuit vigorously, and has filed a motion to dismiss the action and to limit the damages to $10,995, the purchase price of the software

      The Company's subsidiary GO Software, Inc. is the subject of a claim in Los Angeles County, California Superior Court. When Return On Investment Corporation sold GO's assets, it retained its liabilities, including with respect to litigation. Plaintiff Bankcard USA Merchant Services, Inc. ("Bankcard") sued Capital Video Corporation ("Capital Video") to recover amounts that Bankcard allegedly was required to pay to MasterCard International in penalties as a result of fraudulent transactions having been processed through Capital Video as a result of its use of non-conforming payment processing software. The total demanded is $86,700 and attorneys' fees. On January 18, 2005, Capital Video filed a third-party claim against GO and others for breach of contract, equitable indemnity, and breach of warranty, alleging that defects in the payment processing software of Atomic Software, Inc. ("Atomic Software"), under which GO allegedly does business, were responsible for the fraudulent transactions. Capital Video seeks damages in the amount of any liability it incurs to Bankcard, plus attorneys' fees. GO has filed an answer denying all liability and asserting that it is not a proper party to the litigation, based on the fact that the underlying transactions were conducted by Atomic Software before GO purchased its assets and Atomic retained its liabilities in that transaction. In addition, GO has filed a motion for sanctions for frivolous litigation. Management believes it possesses substantial defenses to the action and presently are in negotiation to settle this case for an amount of $2,000.

      GO Software, Inc. is also the subject of a third-party complaint in an action pending in the Court of Common Pleas, Lake County, Ohio. Plaintiff Nova Info. Systems, Inc. alleges that defendant Current Directions, Inc. ("Current Directions") is liable for $27,497 related to charge-backs refunded for unauthorized credit card charges. Current Directions, in turn, alleges that GO (along with Visa, Mastercard, and Merchant Warehouse) owes Current Direction indemnification for any and all amounts it is obligated to pay to Nova. In addition, Current Directions seeks unspecified damages for loss of business, cost of merchandise shipped, shipping costs, bank fees, and defamation in the business community. Approximately, three years ago Return On Investment Corporation received approximately $50,000 from a customer, Winston Tire, as payment for software sold to Winston Tire. Subsequently, Winston Tire declared bankruptcy. In January, 2004, Company received a letter from an attorney representing the Winston Tire's bankruptcy estate. The letter states that the $50,000 payment to Company was a fraudulent conveyance under bankruptcy law and that Company must return the $50,000 payment to the Winston Tire bankruptcy estate.

      On September 12, 2005, Tectonic Network, Inc. and its subsidiary Tectonic Solutions, Inc. received a summons in a civil action from Nelson-McLean, LLC. for breach of contract relating to premises held under a sublease agreement at 2025 East Beltline SE, Grand Rapids, MI. Total amounts claimed under the sublease amount to $80,044.22. The Company has not yet responded to the summons.

                                    EXHIBIT H

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   [attached]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") dated as of October __, 2005, is entered into between Tectonic Network, Inc. and Tectonic Solutions, Inc. (collectively, "Seller"), and Boston Equities Corporation, or designee ("Buyer").

      A. Seller and Buyer are parties to an Asset Purchase Agreement dated September __, 2005 ("Asset Purchase Agreement"), pursuant to which Seller, effective upon the close of escrow (the "Closing") is transferring and conveying to Buyer certain of the assets of Seller, and pursuant to which certain leases, contracts and other agreements are to be assigned to and assumed by Buyer.

      B. All capitalized words and phrases not defined in this Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement.

      THEREFORE,  FOR VALUABLE  CONSIDERATION,  BUYER AND SELLER HEREBY AGREE AS
FOLLOWS:

      1. Effective at Closing, Seller hereby assigns to Buyer all of its right, title and interest, if any, in and to the Section 365 Agreements.

      2. Buyer hereby accepts, assumes and agrees to discharge, pay, perform and satisfy, effective as of the close of business on the date hereof, all of the duties, liabilities and obligations and covenants of Seller pursuant to or under the Section 365 Agreements, including without limitation all amounts coming due thereunder from and after Closing and all performance obligations thereunder. Buyer is not assuming or otherwise responsible for any duties, liabilities and obligations and covenants of Seller pursuant to or under the Section 365 Agreements which came due prior to Closing.

      3. Buyer is not accepting or assuming or agreeing to discharge, pay, perform on the date hereof or satisfy any duties, liabilities or obligations other than those under the Section 365 Agreements.

      4. Buyer agrees to defend, indemnify and hold Seller for losses or damages arising out of or in connection with Buyer's performance of or failure to perform the obligations of Seller to be performed under any of the Section 365 Agreements after the Closing on the terms set forth in the Asset Purchase Agreement.

      5. Seller agrees to defend, indemnify and hold Buyer and its successors, officers, directors, shareholders, employees and assigns harmless against any and all losses or damages arising out of or in connection with Seller's performance of or failure to perform the obligations of Seller to be performed under any of the Section 365 Agreements prior to Closing on the terms set forth in the Asset Purchase Agreement.

      6. This Agreement is entered into pursuant to the Asset Purchase Agreement. The assignments made hereunder are made with respect to the representations, warranties and covenants contained in the Asset Purchase Agreement.

      7. If any action, including any arbitration proceeding, is instituted to enforce the terms or provisions of this Agreement, including an action instituted after the bankruptcy of a party, the prevailing party in such action shall be entitled to collect as part of its recovery all reasonable costs, charges and fees, including but not limited to its expert witness fees and attorneys' fees and costs, incurred in connection with such action.

      8. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to the principles of conflict of laws. Any action arising out of this Agreement shall be brought and maintained in the Court as defined in the Asset Purchase Agreement.

      9. All notices to be given by any party to this Agreement to the other party shall be in writing, and shall be given as set forth in the Asset Purchase Agreement for the giving of notices.

      10. This Agreement shall be binding upon, and shall inure to the benefit of, Buyer and Seller and their respective successors and assigns.

      11. This Agreement and the Asset Purchase Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements or understandings between or among the parties hereto relating to such subject matter. This Agreement may not be amended, modified or terminated except in writing signed by both Buyer and Seller.

      [Remainder of page intentionally left blank]

      12. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same instrument, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first above written.

                                         TECTONIC NETWORK, INC.
                                         a Delaware corporation


                                         ---------------------------------------
                                         By:
                                         ---------------------------------------
                                         Its:
                                         ---------------------------------------


                                         BOSTON EQUITIES CORPORATION
                                         a Nevada corporation


                                         ---------------------------------------
                                         By:
                                         ---------------------------------------
                                         Its:
                                         ---------------------------------------

                                    EXHIBIT I

                          ALLOCATION OF PURCHASE PRICE

                                    EXHIBIT J

                                  BILL OF SALE

                                   [attached]

                                  BILL OF SALE

      Tectonic Network, Inc., a Delaware corporation ("Seller"), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of October __, 2005 (the "Asset Purchase Agreement") between Seller and Boston Equities Corporation, or designee ("Buyer"), does hereby sell, convey, assign, transfer and deliver to Buyer free and clear of any Encumbrances other than the Assumed Liabilities (each as defined in the Asset Purchase Agreement), all of Seller's right, title and interest in and to the following (the "Assets"):

      1. Personal Property. All of the fixtures, furniture, equipment and tangible personal property used in connection with the Business, including those items described on Exhibit A attached hereto (the "Personal Property").

      2. Intangible Property. All of Seller's intangible personal property used in connection with the Business, including without limitation, all software, patents, patent applications, trademarks, copyrights, trade secrets, licenses, research, development, know-how inventions, technical information, tradenames, registrations, service marks, applications with respect to any of the foregoing, Seller's name, and other intangible rights and property owned or held by Seller, including going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items specifically listed on Exhibit B attached hereto, customer and vendor lists, files, documents, books, records, computer programs, advertising and sales materials, prepaid charges, and like items pertaining to the Business, in each case whether owned by Seller or licensed to others, together with all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufactures an contractures in connection with products or services of the Business or affecting the Assets (collectively, the "Intangible Property"). Notwithstanding the foregoing, the Intangible Property shall not include: (i) any materials containing privileged communications or information about employees, the disclosure of which would violate an employee's reasonable expectation of privacy, or (ii) any other materials which are subject to attorney-client or any other privilege or requirement to maintain confidential.

      3. Inventories. All supplies, goods, materials, work in process, raw materials, inventory, supplies and stock in trade owned by Seller that are used for sale in connection with the Business.

      4. Insurance. All liability insurance (including any premium refunds due and owing thereunder now or after the date hereof) and any insurance proceeds, claims and causes of action with respect to or arising in connection with the Assets to the extent insuring Seller with respect to the Assumed Liabilities (as defined in the Asset Purchase Agreement) assumed by Buyer.

      5. Deposits. Seller's right title and interest in all utility deposits, deposits with trade creditors, security deposits and similar deposits with landlords or other contracting parties under the Section 365 Agreements, including without limitation those deposits identified on Exhibit C attached hereto.

      The Assets do not include the Excluded Assets as set forth in the Asset Purchase Agreement.

      This Bill of Sale is entered into pursuant to the Asset Purchase Agreement. The terms and conditions applicable to the transfers herein shall be those as set forth in, and are governed pursuant to, the Asset Purchase Agreement. In the event of any conflict or ambiguity between the terms hereof and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and be controlling.

      Nothing in this Bill of Sale is intended to confer upon any person other than Seller and Buyer, or their permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale.

      No amendment or waiver of any provision of this Bill of Sale will be effective unless the same is in writing and executed by both of the parties hereto.

      This Bill of Sale will be binding upon, and inure to the benefit of, Seller and Buyer, and their respective successors and assigns.

      This Bill of Sale shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without reference or regard to the principles of conflict of laws.

      IN WITNESS WHEREOF, Seller has caused the same to be signed on its behalf as of _________________________, 2005.


                                         TECTONIC NETWORK, INC.
                                         a Delaware corporation


                                         ---------------------------------------
                                         By:
                                         ---------------------------------------
                                         Its:
                                         ---------------------------------------

                                  BILL OF SALE

      Tectonic Solutions, Inc., a Georgia corporation ("Seller"), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of October __, 2005 (the "Asset Purchase Agreement") between Seller and Boston Equities Corporation, or designee ("Buyer"), does hereby sell, convey, assign, transfer and deliver to Buyer free and clear of any Encumbrances other than the Assumed Liabilities (each as defined in the Asset Purchase Agreement), all of Seller's right, title and interest in and to the following (the "Assets"):

      1. Personal Property. All of the fixtures, furniture, equipment and tangible personal property used in connection with the Business, including those items described on Exhibit A attached hereto (the "Personal Property").

      2. Intangible Property. All of Seller's intangible personal property used in connection with the Business, including without limitation, all software, patents, patent applications, trademarks, copyrights, trade secrets, licenses, research, development, know-how inventions, technical information, tradenames, registrations, service marks, applications with respect to any of the foregoing, Seller's name, and other intangible rights and property owned or held by Seller, including going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items specifically listed on Exhibit B attached hereto, customer and vendor lists, files, documents, books, records, computer programs, advertising and sales materials, prepaid charges, and like items pertaining to the Business, in each case whether owned by Seller or licensed to others, together with all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufactures an contractures in connection with products or services of the Business or affecting the Assets (collectively, the "Intangible Property"). Notwithstanding the foregoing, the Intangible Property shall not include: (i) any materials containing privileged communications or information about employees, the disclosure of which would violate an employee's reasonable expectation of privacy, or (ii) any other materials which are subject to attorney-client or any other privilege or requirement to maintain confidential.

      3. Inventories. All supplies, goods, materials, work in process, raw materials, inventory, supplies and stock in trade owned by Seller that are used for sale in connection with the Business.

      4. Insurance. All liability insurance (including any premium refunds due and owing thereunder now or after the date hereof) and any insurance proceeds, claims and causes of action with respect to or arising in connection with the Assets to the extent insuring Seller with respect to the Assumed Liabilities (as defined in the Asset Purchase Agreement) assumed by Buyer.

      5. Deposits. Seller's right title and interest in all utility deposits, deposits with trade creditors, security deposits and similar deposits with landlords or other contracting parties under the Section 365 Agreements, including without limitation those deposits identified on Exhibit C attached hereto.

      The Assets do not include the Excluded Assets as set forth in the Asset Purchase Agreement.

      This Bill of Sale is entered into pursuant to the Asset Purchase Agreement. The terms and conditions applicable to the transfers herein shall be those as set forth in, and are governed pursuant to, the Asset Purchase Agreement. In the event of any conflict or ambiguity between the terms hereof and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and be controlling.

      Nothing in this Bill of Sale is intended to confer upon any person other than Seller and Buyer, or their permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale.

      No amendment or waiver of any provision of this Bill of Sale will be effective unless the same is in writing and executed by both of the parties hereto.

      This Bill of Sale will be binding upon, and inure to the benefit of, Seller and Buyer, and their respective successors and assigns.

      This Bill of Sale shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without reference or regard to the principles of conflict of laws.

      IN WITNESS WHEREOF, Seller has caused the same to be signed on its behalf as of _________________________, 2005.


                                         TECTONIC SOLUTIONS, INC.,
                                         a Georgia corporation


                                         ---------------------------------------
                                         By:
                                         ---------------------------------------
                                         Its:
                                         ---------------------------------------